UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2019

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 520-2300

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2019, Handy & Harman Group Ltd., SPH Group Holdings LLC, Steel Excel Inc., API Americas Inc., iGo, Inc. and Cedar 2015 Limited (collectively, the “Borrowers”), each a direct or indirect subsidiary of Steel Partners Holdings L.P. (the “Company”), entered into an amendment (the “Third Amendment”) to their credit agreement (the “Credit Agreement”), dated as of November 14, 2017, with PNC Bank, National Association, in its capacity as administrative agent, the lenders party thereto, and certain of the Borrowers’ affiliates in their capacities as guarantors, to, among other things, (i) convert $200,000,000 of the revolving loan commitments to a term loan with 5.0% annual amortization with a maturity date consistent with the revolving loan commitments, resulting in a $500,000,000 revolving credit facility going forward, (ii) increase the maximum leverage ratio financial covenant from 4.00 to 1.00 to 4.25 to 1.00 with a step-up to 4.50 to 1.00 for the four fiscal quarters following a material acquisition and (iii) reduce the threshold for a material acquisition from $100,000,000 to $75,000,000. The Borrowers had previously entered into a second amendment and joinder to the Credit Agreement on December 31, 2018 to add iGo, Inc. as a borrower under the Credit Agreement (the “Second Amendment”).

The above descriptions of the Second Amendment and the Third Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the Second Amendment and the Third Amendment, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Second Amendment, dated as of December 31, 2018, to the Credit Agreement, dated as of November 14, 2017, by and among Handy & Harman Group Ltd., SPH Group Holdings LLC, Steel Excel Inc., API Americas Inc., iGo, Inc. and Cedar 2015 Limited as borrowers, PNC Bank, National Association, in its capacity as administrative agent, the lenders party thereto, and certain of the borrowers’ affiliates in their capacities as guarantors.

10.2*	Third Amendment, dated as of January 31, 2019, to the Credit Agreement, dated as of November 14, 2017, by and among Handy & Harman Group Ltd., SPH Group Holdings LLC, Steel Excel Inc., API Americas Inc., iGo, Inc. and Cedar 2015 Limited as borrowers, PNC Bank, National Association, in its capacity as administrative agent, the lenders party thereto, and certain of the borrowers’ affiliates in their capacities as guarantors.

*The schedules to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2019	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc. Its General Partner

	By:	/s/ Douglas B. Woodworth
		Name:	Douglas B. Woodworth
		Title:	Chief Financial Officer